SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 23, 2010

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Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction of incorporation)

001-33228 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A (the “Amendment”) amends the Form 8-K filed on April 23, 2010 (the “Original 8-K”) by Zion Oil & Gas, Inc. ("Zion" or the "Company").  The purpose of this Amendment is to provide updated information as to the timing of the charge to the Company's accounts of the non-cash impairment charge disclosed in the Original 8-K.

Item 2.06: Material Impairments

Unproved Oil and Gas Properties

The Company previously disclosed in the Original 8-K that under generally accepted accounting principles applicable to the Company, the Company would be recording an estimated non-cash impairment charge of approximately $18,000,000 to its unproved oil and gas properties to be included in the Company’s unaudited financial statements for the period ending March 31, 2010. The determination was made following the completion of the production testing on the Ma’anit-Rehoboth #2 well.

In connection with the filing on May 14, 2010 of the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2010 (the “First Quarter Report”), following consultation with its auditors the Company determined that the impairment charge should be appropriately recorded in the Company’s unaudited financial statement for the period ending June 30, 2010. Accordingly, the Company disclosed in its First Quarter Report that it intends to record an impairment charge of approximately $19,500,000 to its unproved oil and gas properties in the Company’s unaudited financial statements for the three months ended June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: May 20, 2010	By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer